UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2009

Enterprise Acquisition Corp.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33736	33-1171386
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Broken Sound Parkway Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 988-1700

 (Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name of Former Address if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 – TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on August 23, 2008, Enterprise Acquisition Corp. (“Enterprise”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Staton Bell Blank Check LLC, a Delaware limited liability company (“SBBC”), EAC I LLC, a Delaware limited liability company and a wholly owned subsidiary of Enterprise (“Merger Sub 1”), EAC II Corp., a Delaware corporation and a wholly owned subsidiary of Merger Sub 1, WF Capital Holdings, Inc., a Delaware corporation (“Workflow”), certain stockholders of Workflow (the “Securityholders”) and Perseus, L.L.C., a Delaware limited liability company, solely in its capacity as the representative of the Securityholders, in connection with the merger contemplated thereunder (the "Merger").

On March 2, 2009, Enterprise announced that the Merger Agreement has been terminated in accordance with Section 9.1(b) thereunder, due to the fact that the closing of the Merger had not occurred on or before February 28, 2009, the termination date set forth in the Merger Agreement.

In connection with the termination of the Merger Agreement, SBBC has suspended purchases of Enterprise's common stock in the open market under its pending 10b5-1 plan.  Under the 10b5-1 plan, SBBC was obligated to purchase up to $10,000,000 of Enterprise's common stock at prices not to exceed $9.99 per share, subject to the conditions of Rule 10b-18 (which includes certain manner, timing, price and volume limitations).

Pursuant to its Amended and Restated Certificate of Incorporation, Enterprise will actively seek an alternative business combination with a target business prior to November 7, 2009.

A copy of the press release announcing the termination of the Merger Agreement is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

ITEM 9.01.   Financial Statements and Exhibits

d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2009

ENTERPRISE ACQUISITION CORP.

/s/ Daniel C. Staton

Name:   Daniel C. Staton

Title:   President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 2, 2009

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